Exhibit 10.1

EXECUTION VERSION

Deal CUSIP: 18976DAF0 Revolver CUSIP: 18976DAG8 Term Loan A-1: 18976DAH6 Term Loan A-2: 18976DAJ2

CREDIT AGREEMENT

dated as of

May 30, 2017

among

COACH, INC.

The Foreign Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

BANK OF AMERICA, N.A.

as Administrative Agent

JPMORGAN CHASE BANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION,
as Co-Syndication Agents

and

CITIBANK, N.A., TD BANK, N.A., U.S. BANK, N.A. and WELLS FARGO BANK, N.A.
as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

JPMORGAN CHASE BANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION
as Joint Bookrunners and Joint Lead Arrangers

2

3

Table Of Contents

(continued)

Page

SCHEDULES:

Schedule 2.01	– Commitments
Schedule 2.06(A) – Letter of Credit Sublimits
Schedule 2.06(B) – Existing Letter of Credit
Schedule 3.01	– Subsidiaries
Schedule 3.05	– Properties
Schedule 3.06	– Litigation
Schedule 6.01	– Existing Indebtedness
Schedule 6.02	– Existing Liens
Schedule 6.04	– Existing Investments
Schedule 9.01 – Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS:

Exhibit A	– Form of Assignment and Assumption
Exhibit B	– [Intentionally Omitted]
Exhibit C	– Form of Increasing Lender Supplement
Exhibit D	– Form of Augmenting Lender Supplement
Exhibit E	– [Intentionally Omitted]
Exhibit F-1	– Form of Borrowing Subsidiary Agreement
Exhibit F-2	– Form of Borrowing Subsidiary Termination
Exhibit G	– [Intentionally Omitted]
Exhibit H-1	– Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit H-2	– Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit H-3	– Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit H-4	– Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit I	– Form of Solvency Certificate

4

CREDIT AGREEMENT (this “Agreement”) dated as of May 30, 2017, among COACH, INC., the FOREIGN SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, and BANK OF AMERICA, N.A., as Administrative Agent.

WHEREAS, the Borrowers (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Section 1.01), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, are currently party to the Credit Agreement, dated as of June 18, 2012 (as amended and restated on March 18, 2015) (and as further amended, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Company, directly or indirectly through Merger Sub, intends to acquire (the “Acquisition”) the Acquired Business through (i) the purchase of shares of the common stock of the Acquired Business by Merger Sub in the Offer and (ii) on the Closing Date, promptly following the closing of the Offer, consummating the merger (the “Merger”) of Merger Sub with and into the Acquired Business pursuant to Section 251(h) of the Delaware General Corporation Law, with the Acquired Business surviving such Merger as the Company’s direct or indirect wholly-owned subsidiary;

WHEREAS, in connection with the Acquisition, the Borrowers, the Lenders party hereto and the Administrative Agent have entered into this Agreement in order to provide for (i) a $900,000,000 revolving loan credit facility to replace the revolving credit loan facility in the Existing Credit Agreement as of the Effective Date and to be used for general corporate purposes, and (ii) (a) an $800,000,000 six-month term loan credit facility and (b) a $300,000,000 three-year term loan credit facility, in each case to be used on the Closing Date to fund a portion of the consideration for the Acquisition and to pay the costs and expenses incurred in connection therewith;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Business” means Kate Spade & Company, a Delaware corporation.

“Acquired Business Revolving Facility” has the meaning assigned to “Revolving Facility” in the Acquisition Agreement.

“Acquired Rights” has the meaning assigned to such term in the definition of “Consolidated EBITDAR”.

“Acquisition” has the meaning assigned to such term in the recitals.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of May 7, 2017 (as amended, modified, supplemented or waived solely in accordance with Section 4.04(b)), by and among the Company, Merger Sub and the Acquired Business.

“Acquisition Agreement Representations” means the representations made by or with respect to the Acquired Business and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Company has (or a subsidiary of its has) the right to terminate its obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement, as a result of a breach of such representations in the Acquisition Agreement.

“Act” has the meaning assigned to such term in Section 9.13.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.25(d).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Bank of America, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Japanese Yen and (v) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s reasonable determination and (z) that is reasonably acceptable to the Administrative Agent and each of the Revolving Lenders.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% and, if the Alternate Base Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors expressly set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation and (b) with respect to the Term Loans (or, if applicable, any Tranche of Term Loans), a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans (or Tranche of Terms Loans, if applicable) and the denominator of which is the aggregate outstanding principal amount of the Term Loans (or Tranche of Terms Loans, if applicable) of all Term Lenders.

“Applicable Period” has the meaning assigned to such term in the definition of “Applicable Rate”.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan or any ABR Loan or with respect to the commitment fees payable hereunder or with respect to any Commercial Letter of Credit, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread”, “Commitment Fee Rate” or “Commercial Letter of Credit Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

in the case of any Term Loans hereunder:

	Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 1.25 to 1.00	0.875%	0%	0.075%
Category 2:	> 1.25 to 1.00 but < 2.00 to 1.00	1.00%	0%	0.09%
Category 3:	> 2.00 to 1.00 but < 2.75 to 1.00	1.125%	0.125%	0.125%
Category 4:	> 2.75 to 1.00 but < 3.50 to 1.00	1.25%	0.25%	0.15%
Category 5:	> 3.50 to 1.00	1.375%	0.375%	0.175%

and, in the case of any Revolving Loans or Letters of Credit hereunder:

	Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commercial Letter of Credit Rate	Commitment Fee Rate
Category 1:	< 1.25 to 1.00	0.80%	0%	0.3625%	0.075%
Category 2:	> 1.25 to 1.00 but < 2.00 to 1.00	0.91%	0%	0.41%	0.09%
Category 3:	> 2.00 to 1.00 but < 2.75 to 1.00	1.00%	0%	0.4375%	0.125%
Category 4:	> 2.75 to 1.00 but < 3.50 to 1.00	1.10%	0.10%	0.475%	0.15%
Category 5:	> 3.50 to 1.00	1.20%	0.20%	0.5125%	0.175%

For purposes of the foregoing,

(i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change);

(iii) notwithstanding the foregoing, (A) for purposes of the Revolving Loans only, Category 3 shall be deemed to be applicable until the Administrative Agent has received the Borrower’s first compliance certificate pursuant to clause (c) of Section 5.01 after the date hereof and (B) for purposes of the Term Loans only, Category 5 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s second full fiscal quarter ending after the Closing Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs; and

(iv) in the event that any compliance certificate delivered pursuant to Section 5.01(c) is determined to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (a) the Company shall promptly (and in any event within five Business Days) following such determination deliver to the Administrative Agent a corrected compliance certificate required by Section 5.01(c) for such Applicable Period, (b) the Applicable Rate for such Applicable Period shall be determined as if the Leverage Ratio were determined based on the amounts set forth in such correct compliance certificate and (c) the Company shall promptly (and in any event within ten Business Days) following delivery of such corrected compliance certificate pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period.

“Approved Fund” means any Fund that is administered or arranged by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or managing members of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” means the Company or any Foreign Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type and in the same Tranche, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Bridge Commitment Letter” means that certain Commitment Letter dated as of May 7, 2017 among the Company, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated that pertains to a $2,100,000,000 unsecured bridge term loan credit facility for the Company to use in connection with the Acquisition.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that Capital Lease Obligations shall not include any obligations of any Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as in effect on the Effective Date.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Company by Persons who are not Continuing Directors; or (c) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any Foreign Subsidiary Borrower.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.15.

“Class”, (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and (b) when used in reference to any Lender, refers to whether such Lender is a Revolving Lender or a Term Lender.

“Closing Date” means the first date on which the Acquisition is consummated and the conditions specified in Section 4.04 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agent” means each of Citibank, N.A., TD Bank, N.A., U.S. Bank, N.A. and Wells Fargo Bank, N.A. in its capacity as co-documentation agent for the credit facilities evidenced by this Agreement.

“Commercial Letter of Credit” means a commercial documentary letter of credit issued pursuant to this Agreement by any Issuing Bank for the purchase of goods in the ordinary course of business.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Company” means Coach, Inc., a Maryland corporation.

“Company Material Adverse Effect” has the meaning assigned to such term in the Acquisition Agreement.

“Computation Date” is defined in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDAR” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e)(i) any extraordinary or non-recurring costs, expenses or losses paid in cash during such period in an aggregate amount not to exceed $100,000,000 during the term of this Agreement and (ii) any extraordinary or non-recurring non-cash expenses or losses (including any noncash impairment of assets, and, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business and including non-cash charges arising from the application of Statement of Financial Accounting Standards No. 142 (or the corresponding Accounting Standards Codification Topic, as applicable)), (f) non-cash expenses related to stock based compensation and (g) Consolidated Lease Expense and minus, (x) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) income tax credits (to the extent not netted from income tax expense) and (y) any cash payments made during such period in respect of items described in clauses (e) and (f) above subsequent to the fiscal quarter in which the relevant noncash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

For the purposes of calculating Consolidated EBITDAR for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Leverage Ratio, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDAR for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDAR for such Reference Period shall be calculated after giving pro forma effect thereto (taking into account (A) such cost savings as may be determined by the Company in a manner consistent with the evaluation performed by the Company in deciding to make such Material Acquisition, as presented to the Company’s Board of Directors, provided that the Company may take into account such cost savings only if it in good faith determines on the date of calculation that it is reasonable to expect that such cost savings will be implemented within 120 days following the date of such Material Acquisition (or in the case of any calculation made subsequent to such 120th day, that such cost savings have, in fact, been implemented) and (B) all transactions that are directly related to such Material Acquisition and are entered into in connection and substantially contemporaneously therewith) as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all of a business or operating unit of a business, (ii) all or substantially all of the common stock or other Equity Interests of a Person or (iii) in any case where clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such licensee’s rights under such license) under a trademark license to such licensee from the Company or any of its Affiliates (the “Acquired Rights”), and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $50,000,000; “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $50,000,000. In making any calculation pursuant to this paragraph with respect to a Material Acquisition of a Person, business or rights for which quarterly financial statements are not available, the Company shall base such calculation on the financial statements of such Person, business or rights for the then most recently completed period of twelve consecutive calendar months for which such financial statements are available and shall deem the contribution of such Person, business or rights to Consolidated EBITDAR for the period from the beginning of the applicable Reference Period to the date of such Material Acquisition to be equal to the product of (x) the number of days in such period divided by 365 multiplied by (y) the amount of Consolidated EBITDAR of such Person, business or rights for the twelve-month period referred to above (calculated on the basis set forth in this definition). In making any calculation pursuant to this paragraph in connection with an acquisition of Acquired Rights to be followed by the granting of a new license of such Acquired Rights (or any rights derivative therefrom), effect may be given to such grant of such new license (as if it had occurred on the date of such acquisition) if, and only if, the Company in good faith determines on the date of such calculation that it is reasonable to expect that such grant will be completed within 120 days following the date of such acquisition (or in the case of any calculation made subsequent to such 120th day, that such grant has, in fact, been completed).

“Consolidated Lease Expense” means, for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP; provided that payments in respect of Capital Lease Obligations shall not constitute Consolidated Lease Expense.

“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Net Worth” means as of any date of determination thereof, the excess of (a) the aggregate consolidated net book value of the assets of the Company and its Subsidiaries after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) over (b) all of the aggregate liabilities of the Company and its Subsidiaries, including all items which, in accordance with GAAP, would be included on the liability side of the balance sheet (other than Equity Interests, treasury stock, capital surplus and retained earnings), in each case determined on a consolidated basis (after eliminating all inter-company items) in accordance with GAAP; provided, however, that in calculating Consolidated Net Worth the effects of Accounting Standards Codification Topic 350 shall be disregarded.

“Consolidated Total Indebtedness” means at any time, the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP; provided that Indebtedness incurred in connection with the ownership, development, leasing, acquisition, construction or improvement of the Corporate Headquarters shall be excluded from Consolidated Total Indebtedness to the extent such Indebtedness is without recourse to the Company or any Subsidiary.

“Continuing Director” means (a) any member of the Board of Directors of the Company who was a member of the Board of Directors of the Company on the date of this Agreement and (b) any individual who becomes a member of the Board of Directors of the Company after the Effective Date if such individual was appointed, elected or nominated for election by the Board of Directors of the Company with the affirmative vote of at least a majority of the directors then still in office.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Headquarters” means any direct or indirect legal, beneficial or equitable interest in any corporate headquarters or any direct or indirect legal, beneficial or equitable interest in the Hudson Yards Development.

“Co-Syndication Agent” means each of JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association in its capacity as co-syndication agent for the credit facilities evidenced by this Agreement.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Disposition” means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Payment Office” of the Administrative Agent shall mean the office, branch, affiliate or correspondent bank of the Administrative Agent for payments in Dollars as specified from time to time by the Administrative Agent to the Company and each Lender.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a Parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its Parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is May 30, 2017.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, SyndTrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Foreign Subsidiary” means (i) any Foreign Subsidiary organized under the laws of Luxembourg and (ii) any other Foreign Subsidiary that is approved from time to time by the Administrative Agent and the Lenders; it being understood that with respect to this clause (ii), a Lender shall be deemed to have acted reasonably in withholding its consent if (a) it is unlawful for such Lender to make Loans under this Agreement to the proposed Foreign Subsidiary, (b) such Lender cannot or has not determined that it is lawful to do so, (c) the making of a Loan to the proposed Foreign Subsidiary would reasonably be expected to subject such Lender to material adverse tax consequences, (d) such Lender is required or has determined that it is prudent to register or file in the jurisdiction of formation or organization of the proposed Foreign Subsidiary and it does not wish to do so or (e) such Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Foreign Subsidiary is located.

“Embargoed Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive embargo under any Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria, which list may be amended from time to time).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event; (b) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (c) the failure of any Borrower or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan, or the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (f) the cessation of operations at a facility of the Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Borrower or any ERISA Affiliate of any determination that a Multiemployer Plan is, or is expected to be, Insolvent, terminated (within the meaning of Section 4041A of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the failure by any Borrower or any of its ERISA Affiliates to make when due any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code or any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; or (j) any Foreign Plan Event.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Bank may obtain such exchange rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Bank may use such exchange rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the recitals hereof.

“Existing Letters of Credit” means the Letters of Credit heretofore issued pursuant to the Existing Credit Agreement and described on Schedule 2.06(B).

“Existing Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Extension Date” has the meaning assigned to such term in Section 2.25(a).

“Facilities Commitment Letter” means that certain Facilities Commitment Letter dated as of May 7, 2017 among the Company, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated that pertains to the credit facilities that are the subject of this Agreement.

“Facilities Fee Letter” means that certain Facilities Fee Letter dated as of May 7, 2017 among the Company, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated that pertains to the credit facilities that are the subject of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Administrative Agent; provided, further, that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or assistant treasurer of the Company.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“Fiscal Quarter” means with respect to the Company and its Subsidiaries, and with respect to any Fiscal Year, (a) each of the quarterly periods ending 13 calendar weeks, 26 calendar weeks, 39 calendar weeks and 52 or 53 calendar weeks, as the case may be, after the end of the prior Fiscal Year or (b) such other quarterly periods as the Company shall adopt after giving prior written notice thereof to the Lenders.

“Fiscal Year” means with respect to the Company and its Subsidiaries, (a) the 52- or 53-week annual period, as the case may be, ending on the Saturday nearest to June 30 of each calendar year or (b) such other fiscal year as the Company shall adopt with the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld). Any designation of a particular Fiscal Year by reference to a calendar year shall mean the Fiscal Year ending during such calendar year.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to United States law and is maintained or contributed to by any Borrower or any ERISA Affiliate.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (c) the incurrence of any liability under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, (d) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan, (e) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered, or (f) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means any Eligible Foreign Subsidiary that becomes a Foreign Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Ground Lease” has the meaning assigned to such term in the definition of “Hudson Yards Development”.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. For purposes of all calculations provided for in this Agreement, the amount of any Guarantee of any guarantor shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hudson Yards Development” means (a) that certain Agreement of Severed Parcel Lease (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) (the “Ground Lease”), dated as of April 10, 2013, between the Metropolitan Transportation Authority and Legacy Yards Tenant LLC (“Legacy Yards Tenant”); (b) any improvements now or hereafter located on the land demised pursuant to the Ground Lease, including, but not limited to, that certain commercial building to be built thereon and any condominium units or common areas that may be created therein and thereon; and/or (c) Legacy Yards Tenant.

“ICC” has the meaning assigned to such term in the definition of UCP.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and any earnout obligations or similar deferred or contingent purchase price obligations not overdue, which are being contested in good faith or which do not appear as a liability on a balance sheet of such Person incurred in connection with any acquisition of property or series of related acquisitions of property that constitutes (i) assets comprising all or substantially all of a business or operating unit of a business, (ii) all or substantially all of the common stock or other Equity Interests of a Person or (iii) in any case where clauses (i) and (ii) above are inapplicable, the Acquired Rights), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person (to the extent of such Person’s interest in such property), whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all payment and performance obligations of every kind, nature and description of such Person under or in connection with Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of all calculations provided for in this Agreement, there shall be disregarded any Guarantee of any Person in respect of any Indebtedness of any other Person with which the accounts of such first Person are then required to be consolidated in accordance with GAAP. For the avoidance of doubt, any amounts available and not drawn under the Commitments shall be deemed not to be Indebtedness and “Indebtedness” shall not include the obligations of any Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as in effect on the Effective Date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Company, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

“Information” has the meaning assigned to such term in Section 9.12.

“Information Memorandum” means the Confidential Information Memorandum dated May 2017 relating to the Company and the Transactions.

“Insolvent” means, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Eurocurrency Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first Business Day of such Interest Period and the applicable Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date; provided that if any Interest Payment Date would be a day other than a Business Day, such Interest Payment Date would be the next succeeding Business Day.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week, one, two, three or six months (or, if acceptable to all Lenders, such other period that is twelve months or less) thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) Interest Periods of one week shall only be available for Loans denominated in Dollars. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of Equity Interests or other securities of, or any assets constituting a business unit of, any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person. In computing the amount involved in any Investment at the time outstanding, (a) undistributed earnings of, and unpaid interest accrued in respect of Indebtedness owing by, such other Person shall not be included, (b) there shall not be deducted from the amounts invested in such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person and (c) unrealized increases or decreases in value, or write-ups, write-downs or writeoffs, of Investments in such other Person shall be disregarded.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) in respect of Standby Letters of Credit, Bank of America, N.A., JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association and each other Lender designated by the Company as an “Issuing Bank” in respect of Standby Letters of Credit hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent) and (b) in respect of Commercial Letters of Credit, Bank of America, N.A. and each other Lender designated by the Company as an “Issuing Bank” in respect of Commercial Letters of Credit hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates, including foreign Affiliates, of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Yen” or “JPY” means the lawful currency of Japan.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arranger” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association in its capacity as a joint lead arranger and joint bookrunner with respect to the credit facilities provided for under this Agreement.

“Legacy Yards Tenant” has the meaning assigned to such term in the definition of “Hudson Yards Development”.

“Lender Notice Date” has the meaning assigned to such term in Section 2.25(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any Commercial Letter of Credit or Standby Letter of Credit, including the Existing Letters of Credit.

“Letter of Credit Sublimit” means (a) with respect to each Issuing Bank in respect of Standby Letters of Credit, the Dollar Amount set forth opposite its name on Schedule 2.06(A) hereto and (b) with respect to each Issuing Bank in respect of Commercial Letters of Credit, the Dollar Amount set forth opposite its name on Schedule 2.06(A) hereto, in each case as such Dollar Amount may be adjusted from time to time pursuant to the terms of this Agreement.

“Leverage Ratio” has the meaning assigned to such term in Section 6.07.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Screen Rate”) at or about 11:00 a.m. (London time) on the Quotation Day, for deposits in the relevant currency, with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(e) and any Letter of Credit applications now or hereafter executed by or on behalf of any Borrower and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Domiciliation Law” shall mean the Luxembourg law of May 31, 1999, as amended, regarding the domiciliation of companies.

“Material Acquisition” has the meaning assigned to such term in the definition of “Consolidated EBITDAR”.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of the Company and the Subsidiaries taken as a whole or (b) the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under the Loan Documents.

“Material Disposition” has the meaning assigned to such term in the definition of “Consolidated EBITDAR”.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means either the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be.

“Maximum Rate” has the meaning assigned to such term in Section 9.15.

“Merger” has the meaning assigned to such term in the recitals.

“Merger Sub” means Chelsea Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

“Minimum Tender Condition” has the meaning assigned to such term in the Acquisition Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Offer” has the meaning assigned to such term in the Acquisition Agreement.

“Offer Consideration” has the meaning the meaning assigned to such term in the Acquisition Agreement.

“Original Currency” has the meaning assigned to such term in Section 2.18(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any acquisition (in one transaction or a series of related transactions) by the Company or any Subsidiary, on or after the Effective Date (whether effected through a purchase of Equity Interests or assets or through a merger, consolidation or amalgamation), of (i) another Person including the equity interest of any Person in which the Company or any Subsidiary owns an equity interest, (ii) the assets constituting all or substantially all of a business or operating business unit of another Person or (iii) in any case where clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such license’s rights under such license) under a trademark license to such licensee from the Company or any of its Affiliates; provided that (a) the assets so acquired or, as the case may be, the assets of the Person so acquired shall be in a Related Line of Business, (b) no Event of Default shall have occurred and be continuing at the time thereof or would result therefrom, (c) such acquisition shall be effected in such manner so that the acquired Equity Interests, assets or rights are owned either by the Company or a Subsidiary and, if effected by merger, consolidation or amalgamation, the continuing, surviving or resulting entity shall be the Company or a Subsidiary, provided that, nothing in this clause shall be deemed to limit the ability of the Company or any Subsidiary to grant to a different licensee any acquired license rights described in clause (iii) above (or any rights derivative therefrom) and (d) the Company and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenant contained in Section 6.07 recomputed as at the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition had occurred on the first day of each relevant period for testing such compliance.

“Permitted Assignee” means such Persons (i) the Company has identified to the Administrative Agent in writing on or prior to May 7, 2017 with respect to this Agreement and (ii) that constitute lenders under the Existing Credit Agreement immediately prior to the Effective Date.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes and duties, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;

(b) landlords, carriers’, warehousemen’s, mechanics’, shippers’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in connection with workers’ compensation, unemployment insurance, old age pensions and other social security laws or regulations, and pledges and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d) Liens, pledges and deposits to secure the performance of tenders, bids, trade contracts, leases, public or statutory obligations, warranty requirements, customs, surety and appeal bonds, bonds posted in connection with actions, suits or proceedings, performance and bid bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) Liens incurred in the ordinary course of business in connection with the sale, lease, transfer or other disposition of any credit card receivables of the Company or any of its Subsidiaries;

(f) judgment, attachment or other similar liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(g) easements, zoning restrictions, restrictive covenants, encroachments, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

(h) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Permitted Investments;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are directly and fully guaranteed or insured by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), any Participating Member State, the United Kingdom or Japan;

(b) investments in commercial paper having, at such date of acquisition, a credit rating of at least A-2 from S&P or P-2 from Moody’s;

(c) investments in demand deposits, certificates of deposit, eurocurrency time deposits, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any commercial bank which has a combined capital and surplus and undivided profits of not less than $100,000,000;

(d) repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) securities with maturities of three years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth or territory, political subdivision, taxing authority or foreign government (as the case may be) are rated, at such date of acquisition, at least A- by S&P or A3 by Moody’s;

(f) securities with maturities of three years or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition;

(g) shares of money market funds that (i) comply with the criteria set forth in (a) Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended or (b) Securities and Exchange Commission Rule 3c-7 under the Investment Company Act of 1940, as amended and (ii) have portfolio assets of at least (x) in the case of funds that invest exclusively in assets satisfying the requirements of clause (a) of this definition, $250,000,000 and (y) in all other cases, $500,000,000;

(h) in the case of investments by any Foreign Subsidiary, obligations of a credit quality and maturity comparable to that of the items referred to in clauses (a) through (g) above that are available in local markets;

(i) corporate debt obligations with a Moody’s rating of at least Baa3 or an S&P rating of at least BBB-, or their equivalent, as follows: (i) corporate notes and bonds and (ii) medium term notes; and

(j) mutual funds which invest primarily in the securities described in clauses (a) through (d) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, but not including any Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” (as defined in Section 3(5) of ERISA).

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prepayment Notice” has the meaning assigned to such term in Section 2.11(a).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Bank of America, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Priority Indebtedness” means (a) Indebtedness of the Company or any Subsidiary (other than that described in Section 6.01(e)) secured by any Lien on any asset(s) of the Company or any Subsidiary and (b) Indebtedness of any Subsidiary, in each case owing to a Person other than the Company or any Subsidiary.

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reference Period” has the meaning assigned to such term in the definition of “Consolidated EBITDAR”.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Line of Business” means: (a) any line of business in which the Company or any of its Subsidiaries is engaged as of, or immediately prior to, the Effective Date, (b) any wholesale, retail or other distribution of products or services under any domestic or foreign patent, trademark, service mark, trade name, copyright or license or (c) any similar, ancillary or related business and any business which provides a service and/or supplies products in connection with any business described in clause (a) or (b) above.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which notice is waived pursuant to DOL Regulation Section 4043 as in effect on the Effective Date (no matter how such notice requirement may be changed in the future).

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time.

“Requirement of Law” means, as to any Person, the Articles or Certificate of Incorporation and By-Laws, Articles or Certificate of Formation and Operating Agreement, or Certificate of Partnership or partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.

“Retired Debt” has the meaning assigned to such term in the Acquisition Agreement.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the applicable documentation pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable. The aggregate amount of the Revolving Lenders’ Revolving Commitments on the Effective Date is $900,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Maturity Date” means the date that is five years after the Effective Date, as extended (in the case of each Revolving Lender consenting thereto) pursuant to Section 2.25; provided, that if the Revolving Credit Maturity Date would be a day other than a Business Day, such Revolving Credit Maturity Date shall be the next succeeding Business Day.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global, Inc.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or any Person owned or controlled by a Person listed on any such Sanctions-related list, or (b) any Person that is a national of, organized in or resident in an Embargoed Country.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means any Subsidiary that is a “Significant Subsidiary” as defined in Regulation S-X, part 210.1-02 of Title 17 of the Code of Federal Regulations.

“Solvent” shall mean, with respect to the Company and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions and the other transactions contemplated by the Credit Agreement, (i) the sum of the “fair value” of the assets of the Company and its Subsidiaries, taken as a whole, exceeds the sum of all debts of the Company and its Subsidiaries, taken as a whole, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the “present fair saleable value” of the assets of the Company and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liability on debts of the Company and its Subsidiaries, taken as a whole, as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (iii) the capital of the Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business in which they are or are about to become engaged, (iv) the Company and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts beyond their ability to pay as they mature and (v) the Company and its Subsidiaries, taken as a whole, are presently able to pay their debts as such debts mature. For purposes of clauses (i) through (v) above, (a) (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (b) the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5).

“Specified Representations” shall mean the representations and warranties of the Company set forth in Section 3.01(a) (with respect to the Company only), 3.02 (with respect to the Loan Documents only), 3.03(b) (with respect to the Loan Documents only, but excluding “any applicable law or regulation” and “any order of any Governmental Authority”), 3.03(c) (limited to a material breach of material debt instruments with an aggregate principal and/or committed amount equal to or greater than $200,000,000 (pro forma for the Transactions); but without giving effect to any Material Adverse Effect qualifier thereto), 3.07, 3.11, 3.12 (limited to Defaults and Events of Default under (1) paragraphs (a) and (b) of Article VII (with respect to the Term Loan Commitments and Term Loans only) and (2) paragraphs (h) and (i) of Article VII), 3.14 and 3.15.

“Standby Letter of Credit” means an irrevocable letter of credit issued pursuant to this Agreement by an Issuing Bank pursuant to which such Issuing Bank agrees to make payments in an Agreed Currency in respect of obligations of the Borrower and/or its Subsidiaries incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Borrower or Subsidiary, as applicable, is or proposes to become a party in the ordinary course of such Borrower’s or Subsidiary’s business, including, but not limited to, for insurance purposes and in connection with lease transactions.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Obligations” has the meaning assigned to such term in Section 10.01(a).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option, cap or collar agreements or similar agreement involving, or settled by reference to, one or more interest or exchange rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder and its successors in such capacity.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Loan Notice” has the meaning assigned to such term in Section 2.05(b).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans. For the avoidance of doubt, the Tranche A-1 Term Lenders and the Tranche A-2 Term Lenders constitute “Term Lenders” hereunder.

“Term Loan Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Term Loan Maturity Date and the date of termination of the Term Loan Commitment.

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $1,100,000,000 on the Effective Date. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans. For the avoidance of doubt, the Tranche A-1 Term Commitments and the Tranche A-2 Term Commitments constitute “Term Loan Commitments” hereunder.

“Term Loan Maturity Date” means (a) in the case of the Tranche A-1 Term Loans, the date that is six months after the Closing Date and (b) in the case of the Tranche A-2 Term Loans, the date that is three years after the Closing Date; provided, that in the case of (a) and (b), if either Term Loan Maturity Date would be a day other than a Business Day, such Term Loan Maturity Date shall be the next succeeding Business Day.

“Term Loans” means the term loans made by the Term Lenders to the Company pursuant to Section 2.01(b). For the avoidance of doubt, the Tranche A-1 Term Loans and the Tranche A-2 Term Loans constitute “Term Loans” hereunder.

“Total Assets” means, at any time, the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Tranche” means (a) when used with reference to Term Loans, refers to whether such Loans are Tranche A-1 Term Loans or Tranche A-2 Tranche Loans, (b) when used with reference to Commitments, refers to whether such Commitments are Tranche A-1 Term Commitments or Tranche A-2 Term Commitments and (c) when used with reference to Lenders, refers to whether such Lenders are Tranche A-1 Term Lenders or Tranche A-2 Term Lenders.

“Tranche A-1 Term Commitment” means (a) as to any Tranche A-1 Term Lender, the aggregate commitment of such Tranche A-1 Term Lender to make Tranche A-1 Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Tranche A-1 Term Lender and (b) as to all Tranche A-1 Term Lenders, the aggregate commitment of all Tranche A-1 Term Lenders to make Tranche A-1 Term Loans, which aggregate commitment shall be $800,000,000 on the Effective Date.

“Tranche A-1 Term Lender” means, as of any date of determination, each Lender having a Tranche A-1 Term Commitment or that holds Tranche A-1 Term Loans.

“Tranche A-1 Term Loan” means the term loans made by the Tranche A-1 Term Lenders to the Company pursuant to Section 2.01(b)(1).

“Tranche A-2 Term Commitment” means (a) as to any Tranche A-2 Term Lender, the aggregate commitment of such Tranche A-2 Term Lender to make Tranche A-2 Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Tranche A-2 Term Lender and (b) as to all Tranche A-2 Term Lenders, the aggregate commitment of all Tranche A-2 Term Lenders to make Tranche A-2 Term Loans, which aggregate commitment shall be $300,000,000 on the Effective Date.

“Tranche A-2 Term Lender” means, as of any date of determination, each Lender having a Tranche A-2 Term Commitment or that holds Tranche A-2 Term Loans.

“Tranche A-2 Term Loan” means the term loans made by the Tranche A-2 Term Lenders to the Company pursuant to Section 2.01(b)(2).

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof (including consummation of the Acquisition and payment of fees and expenses in connection therewith) and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.         Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

Section 1.03.          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.          Accounting Terms; GAAP; Exchange Rates. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) For purposes of (i) determining the amount of Indebtedness incurred, outstanding or proposed to be incurred or outstanding under Section 6.01 (but excluding, for the avoidance of doubt, any calculation of Consolidated Net Worth or Consolidated EBITDAR), (ii) determining the amount of obligations secured by Liens incurred, outstanding or proposed to be incurred or outstanding under Section 6.02, or (iii) determining the amount of Material Indebtedness, the net assets of a Person or judgments outstanding under paragraphs (f), (g), (h), (i), (j) or (k) of Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into dollars at the Exchange Rate on the applicable date, provided that no Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in Exchange Rates from those rates applicable at the time or times Indebtedness or obligations secured by Liens were initially consummated or acquired in reliance on the exceptions under such Sections.

ARTICLE II

The Credits

Section 2.01.          Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments, and (b)(1) each Tranche A-1 Term Lender with a Tranche A-1 Term Commitment (severally and not jointly) agrees to make a Tranche A-1 Term Loan to the Company in Dollars during the Term Loan Availability Period, in an amount up to such Lender’s Tranche A-1 Term Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent and (2) each Tranche A-2 Term Lender with a Tranche A-2 Term Commitment (severally and not jointly) agrees to make a Tranche A-2 Term Loan to the Company in Dollars during the Term Loan Availability Period, in an amount up to such Lender’s Tranche A-2 Term Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.02.          Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type and Tranche made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)          Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)          At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY10,000,000 or (ii) a Foreign Currency other than Japanese Yen, 100,000 units of such currency) and not less than $1,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY100,000,000 or (ii) a Foreign Currency other than Japanese Yen, 1,000,000 units of such currency). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurocurrency Borrowings outstanding.

(d)          Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

Section 2.03.          Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent (including any form on an electric platform or electronic transmission system as shall be approved by the Administrative Agent) and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) not later than four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent (including any form on an electric platform or electronic transmission system as shall be approved by the Administrative Agent) and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)           the name of the applicable Borrower;

(ii)          the aggregate amount of the requested Borrowing;

(iii)         the date of such Borrowing, which shall be a Business Day;

(iv)         whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing (and if a Term Loan Borrowing, whether such Borrowing is of Tranche A-1 Term Loans or Tranche A-2 Term Loans);

(v)          in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)         the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.          Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a)          each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing,

(b)          the LC Exposure (i) as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, (ii) in the case of all Existing Letters of Credit denominated in Foreign Currencies, the Closing Date, and (iii) such additional dates as the Administrative Agent or the Issuing Banks shall determine or the Required Lenders shall require; and

(c)          all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

Section 2.05.          Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in Dollars to the Company from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b)          To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or a transmission via an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan (such notice, “Swingline Loan Notice”). Each Swingline Loan Notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any Swingline Loan Notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. As provided for in Section 2.12(a), Swingline Loans shall only be available as ABR Loans.

(c)          The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

Section 2.06.          Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit in the form of Commercial Letters of Credit or Standby Letters of Credit denominated in Agreed Currencies for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the relevant Issuing Bank, at any time and from time to time during the Revolving Availability Period; it being understood that every Letter of Credit issued hereunder shall be an Obligation of a Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)          Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure solely in respect of Standby Letters of Credit shall not exceed $125,000,000 and (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; or (ii) the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally or (iii) the issuance of such Letter of Credit would cause the aggregate Dollar Amount of all Letters of Credit issued by it to exceed such Issuing Bank’s Letter of Credit Sublimit.

(c)          Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Revolving Credit Maturity Date. For the avoidance of doubt, if the Revolving Credit Maturity Date shall be extended pursuant to Section 2.25, “Revolving Credit Maturity Date” as referenced in this clause (c) shall refer to the Revolving Credit Maturity Date as extended pursuant to Section 2.25; provided that, notwithstanding anything in this Agreement (including Section 2.25 hereof) or any other Loan Document to the contrary, the Revolving Credit Maturity Date, as such term is used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended without the prior written consent of the relevant Issuing Bank.

(d)          Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Revolving Lenders, the relevant Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the relevant Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to any Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)          Reimbursement. If the relevant Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the applicable Borrower, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the Dollar Amount of $500,000, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement or (ii) to the extent such LC Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan, as applicable. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the relevant Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If any Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f)          Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)          Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)          Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)          Replacement of any Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the applicable Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by such successor Issuing Bank thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)          Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that any Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that such Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the applicable Borrower. Each Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k)          Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank pays any amount in respect of one or more drawings under Letters of Credit, the date of such payment(s) and the amount of such payment(s), (iv) on any Business Day on which the Borrowers fail to reimburse any Reimbursement Obligation required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such payment in respect of Letters of Credit and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(l)          Existing Letters of Credit. The Existing Letters of Credit shall be deemed to be a Letter of Credit issued hereunder.

(m)        Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Bank and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Company for, and the Issuing Banks’ rights and remedies against the Company shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where the applicable Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(n)          Letters of Credit of the Acquired Business. On the Closing Date, the Company may elect to have outstanding standby letters of credit that have been issued for the account of the Acquired Business deemed to be standby Letters of Credit issued under this Agreement, subject to the following conditions: (i) the issuing bank of such letters of credit shall be an Issuing Bank hereunder and shall have consented in writing to having such letters of credit deemed Letters of Credit hereunder and (ii) after giving effect to causing such Acquired Business letters of credit to become Letter of Credit hereunder, (A) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure solely in respect of Standby Letters of Credit shall not exceed $125,000,000, (B) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments, and (C) the aggregate Dollar Amount of all Letters of Credit issued by the applicable Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Sublimit. For the avoidance of doubt, any such letters of credit of the Acquired Business that have been deemed to be Letters of Credit hereunder, and all corresponding obligations (including reimbursement obligations), are Obligations of the Company hereunder. In addition, JPMorgan Chase Bank, N.A., in its capacity as an Issuing Bank, consents to the application of this Section 2.06(n) to the letters of credit of the Acquired Business issued by it and listed on Schedule 2.06, subject to the execution by the Acquired Business and the Company of any additional letter of credit documentation JPMorgan Chase Bank, N.A. reasonably requires to effect the foregoing.

Section 2.07.          Funding of Borrowings.   (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 1:00 p.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that (i) Term Loans shall be made as provided in Section 2.01(b) and (ii) Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the Company designated by the Company in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of an ABR Borrowing, prior to the proposed time of any Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08.          Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)          To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent (including any form on an electric platform or electronic transmission system as shall be approved by the Administrative Agent) and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c)          Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)          the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii )          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)          if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

Section 2.09.          Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate in full on the earliest of (1) the Termination Date (as defined in the Acquisition Agreement as in effect on May 7, 2017), (2) the closing of the Acquisition without drawing on the Term Loan Commitments, (3) the Closing Date (after giving effect to any Borrowing of Term Loans hereunder) and (4) the date that the Acquisition Agreement is terminated or a public announcement by the Company of its intention not to proceed with the Acquisition and (ii) the Revolving Commitments shall terminate in full on the Revolving Credit Maturity Date. The Company shall deliver the Administrative Agent prompt written notice of any termination of commitments pursuant to clause (i) of the preceding sentence.

(b)          (i)           The Company may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (1) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (2) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures would exceed the aggregate Revolving Commitments.

(ii)          The Company may at any time terminate, or from time to time reduce, any Tranche of Term Loan Commitments; provided that each reduction of such Tranche of Term Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c)          The Company shall notify the Administrative Agent of any election to terminate or reduce any Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of any Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or any other transaction, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

Section 2.10.          Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Revolving Credit Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding.

To the extent not previously repaid, all unpaid Term Loans shall be paid in full in Dollars by the Company on the applicable Term Loan Maturity Date.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Tranche (if applicable), Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be primafacie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)          Any Lender may request, through the Administrative Agent, that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11.          Prepayment of Loans.

(a)          Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone or electronic communication, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment (such notice, “Prepayment Notice”). Each Prepayment Notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a Prepayment Notice is given in connection with a conditional notice of termination of any Commitments as contemplated by Section 2.09, then such Prepayment Notice may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Company. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16 (if any).

(b)          If at any time, (i) other than as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments or (ii) solely as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate Revolving Commitments, the Borrowers shall in each case immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the aggregate Revolving Commitments.

Section 2.12.          Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the aggregate Revolving Commitment (whether drawn or undrawn) of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)          The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Standby Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure in respect of Standby Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Standby Letters of Credit) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of Standby Letters of Credit, (ii) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Commercial Letters of Credit, which shall accrue at the Applicable Rate applicable to Commercial Letters of Credit on the average daily Dollar Amount of such Lender’s LC Exposure in respect of Commercial Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Commercial Letters of Credit) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of Commercial Letters of Credit and (iii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum of 0.125% on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c)          The Company agrees to pay to the Administrative Agent for the account of each Term Lender a commitment fee, which shall accrue at the Applicable Rate on the undrawn Term Loan Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Term Loan Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Term Loan Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)          The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent (including, for the avoidance of doubt, the Facilities Fee Letter).

(e)          All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13.          Interest.     (a)   The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14.          Alternate Rate of Interest.    (a) If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Company and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency.

(b)          If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)          the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or

(ii)          the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and, unless repaid, (A) in the case of a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and (B) in the case of a Eurocurrency Revolving Borrowing denominated in a Foreign Currency, such Eurocurrency Revolving Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing (and if any Borrowing Request requests a Eurocurrency Revolving Borrowing denominated in a Foreign Currency, then the LIBO Rate for such Eurocurrency Revolving Borrowing shall be the Alternative Rate); provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.15.          Increased Costs. (a) If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)          impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes or any condition, cost or expense reflected in the Adjusted LIBO Rate) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then, upon request of such Lender, such Issuing Bank or such other Recipient, the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)          If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)          A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)          Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; providedfurther that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.          Break Funding Payments.     In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

Section 2.17.          Taxes.     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For the avoidance of doubt, the Borrowers will not be required to pay any additional amounts (or indemnification payments pursuant to paragraph (d) of this Section 2.17) with respect to any U.S. Federal income Taxes that are imposed on a gross basis on, or that are required to be withheld or deducted from, a payment to any Recipient that would not have been imposed but for any Change in Law occurring after the date on which such Recipient became a party to this Agreement.

(b)          Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.

(c)          Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)          Indemnification by the Borrowers. The Borrowers shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the calculation of the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)          Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(A)          any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable;

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to Sections 1471 through 1474 of the Code after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)          Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)           Defined Terms. For purposes of this Section 2.17, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.

(j)           Luxembourg Registration Duty. In order to not unnecessarily cause application of Luxembourg’s registration duty applicable to documents in writing evidencing an obligation to pay, the Administrative Agent or any Lender will only take any action to file or register this Agreement or any of the Loan Documents with applicable Luxembourg authorities which would cause such registration duty to be payable if (i) the Loan Documents (and any documents in connection therewith) are enclosed to a compulsorily registrable act (acte obligatoirement enregistrable), deposited  with the official records of the notary (déposé au rang des minutes d’un notaire) or otherwise produced for registration (présenté à l’enregistrement) and registration is required or (ii) the Administrative Agent reasonably deems such action necessary in connection with the protection of rights or pursuit of remedies during the continuance of an Event of Default.

Section 2.18.          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its Domestic Payment Office or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)          [Intentionally omitted].

(d)          If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)          Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(f)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its reasonable discretion.

Section 2.19.          Mitigation Obligations; Replacement of Lenders.   (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the relevant Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.

Section 2.20.          Expansion Option. The Company may from time to time elect to increase the Revolving Commitments in minimum increments of $25,000,000 so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $300,000,000. The Company may arrange for any such increase to be provided by one or more Revolving Lenders (each Revolving Lender so agreeing to an increase in its Revolving Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments, or provide new Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Revolving Lender (other than the Revolving Lenders participating in the increase) shall be required for any increase in Revolving Commitments pursuant to this Section 2.20. Increases and new Revolving Commitments created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Revolving Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenant contained in Section 6.07 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Revolving Lenders, each Revolving Lender’s portion of the outstanding Revolving Loans of all the Revolving Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be, unless waived by any Revolving Lender in its reasonable discretion, subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Revolving Lender to increase its Revolving Commitment hereunder, at any time.

Section 2.21.          [Intentionally Omitted].

Section 2.22.          Judgment Currency.    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

Section 2.23.          Designation of Foreign Subsidiary Borrowers.    The Company may at any time and from time to time designate any Eligible Foreign Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Foreign Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.

Section 2.24.          Defaulting Lenders.    Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a) and 2.12(c);

(b)          the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)          if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)          all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of each Issuing Bank only, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)          if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the relevant Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to such Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)          so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the relevant Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or Bail-In Action with respect to a Parent of any Lender shall occur following the Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its funding obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the relevant Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, reasonably satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.25.          Extension of Maturity Date.

(a)          Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Revolving Lenders) not earlier than 60 days and not later than 30 days prior to each anniversary of the Effective Date (each such date, an “Extension Date”), request that each Revolving Lender extend such Revolving Lender’s Revolving Credit Maturity Date (the “Applicable Maturity Date”), to the date that is one year after the Applicable Maturity Date then in effect for such Revolving Lender (the “Existing Maturity Date”).

(b)          Lender Elections to Extend. Each Revolving Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Revolving Lender agrees to such extension (each applicable Revolving Lender that determines to so extend its Applicable Maturity Date, an “Extending Lender”). Each Revolving Lender that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”), shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Revolving Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Revolving Lender to agree to such extension shall not obligate any other Revolving Lender to so agree, and it is understood and agreed that no Revolving Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Applicable Maturity Date.

(c)          Notification by Administrative Agent. The Administrative Agent shall notify the Company of each applicable Revolving Lender’s determination under this Section no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)          Additional Commitment Lenders. The Company shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “Revolving Lender” under this Agreement in place thereof, one or more banks, financial institutions or other entities (each, an “Additional Commitment Lender”) approved by the Administrative Agent in accordance with the procedures provided in Section 2.19(b), each of which applicable Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Company or replacement Revolving Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Applicable Maturity Date for such Non-Extending Lender, assume a Revolving Commitment (and, if any such Additional Commitment Lender is already a Revolving Lender, its Commitment shall be in addition to such Revolving Lender’s Revolving Commitment on such date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Revolving Lender’s new Applicable Maturity Date), to become an Extending Lender. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.

(e)          [Intentionally Omitted].

(f)          Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of each Maturity Date shall be permitted hereunder and (y) any extension of any Maturity Date pursuant to this Section 2.25 shall not be effective with respect to any Extending Lender unless:

(i)          no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii)       the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii)       the Administrative Agent shall have received a certificate from the Company signed by a Financial Officer of the Company (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions, if any are otherwise required, adopted by each Borrower approving or consenting to such extension.

(g)         Maturity Date for Non-Extending Lenders. On each Existing Maturity Date applicable to such Revolving Lender, (i) to the extent of the Commitments and Loans of each Non-Extending Lender not assigned to the Additional Commitment Lenders, the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Company shall repay such Non-Extending Lender in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans ratable with any revised Applicable Percentages of the respective Revolving Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the applicable Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h)         Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders on the Effective Date, the Closing Date (after giving effect to the Acquisition) and each other date a Loan is made (excluding the conversion or continuation of any Loan) or Letter of Credit is issued pursuant to Section 4.02 that:

Section 3.01.          Organization; Powers; Subsidiaries. (a) Each of the Company and its Significant Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required.

(b)         With respect to any Foreign Subsidiary Borrower organized under the laws of Luxembourg, (i) the central administration (administration centrale) and the “centre of main interests” (as that term is used in the Council Regulation (EC) n°1346/2000 of May 29, 2000 on insolvency proceedings) of such Foreign Subsidiary Borrower is in Luxembourg and (ii) such Foreign Subsidiary Borrower has no “establishment” (as that term is used in the Council Regulation (EC) n°1346/2000 of May 29, 2000 on insolvency proceedings) outside Luxembourg.

Section 3.02.          Authorization; Enforceability. The Transactions are within each Borrower’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. Each Loan Document has been duly executed and delivered by each Borrower which is a party thereto and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 3.03.          Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any other Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or any material agreement or other material instrument binding upon the Company or its assets and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, that, in the case of clauses (c) and (d), would in the aggregate reasonably be expected to result in a Material Adverse Effect.

Section 3.04.          Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended July 2, 2016, reported on by Deloitte & Touche, LLP, independent public accountants, and (ii) as of and for the Fiscal Quarters ended October 1, 2016, December 31, 2016 and April 1, 2017, in each case, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)         Since July 2, 2016, there has been no material adverse change in the business, operations, property or financial condition of the Company and its Subsidiaries, taken as a whole.

Section 3.05.          Properties. (a) Except as set forth on Schedule 3.05, each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the operation of its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or such other defects as, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)         Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.06.          Litigation. Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the best knowledge of any Borrower, threatened against or affecting the Company or any of its Subsidiaries (i) which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (except for litigation disclosed prior to the Effective Date in reports publicly filed by the Company under the Securities Exchange Act of 1934, as amended) or (ii) that involve this Agreement or, as of the Effective Date, the Transactions.

Section 3.07.          Investment Company Status. No Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.08.          Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 3.09.          ERISA. (i) Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder, and each Foreign Plan is in compliance with applicable non-United States law and regulations thereunder, and (ii) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 3.10.          Disclosure. All of the reports, financial statements and certificates furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or hereafter delivered hereunder or reports filed pursuant to the Securities Exchange Act of 1934, as amended (as modified or supplemented by other information so furnished prior to the date on which this representation and warranty is made or deemed made) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company and the other Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.11.          Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 3.12.          No Default. No Default or Event of Default has occurred and is continuing.

Section 3.13.          Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person.

Section 3.14.          Solvency. On the Effective Date, the Closing Date (immediately after giving effect to the Acquisition and the Transactions to occur on the Closing Date) and each other date a Loan is made pursuant to Section 4.02, the Company and its Subsidiaries, on a consolidated basis, are Solvent.

Section 3.15.          Use of Proceeds. No Borrower will, directly or, to its knowledge, indirectly, use any part of the proceeds of any Loan in violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar anti-corruption legislation in other jurisdictions in which the Company or any of its Subsidiaries conduct business, applicable Sanctions and the Act.

Section 3.16.          EEA Financial Institutions. No Borrower is an EEA Financial Institution.

ARTICLE IV

Conditions

Section 4.01.          Effective Date. This Agreement shall become effective on and as of the first date on which each of the following conditions precedent is satisfied (or waived in accordance with Section 9.02):

(a)         The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.

(b)         The Administrative Agent shall have received all documentation and other information relating to each Borrower reasonably requested by the Administrative Agent and any Lenders at least three (3) Business Days prior to the Effective Date under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the Act, in each case to the extent requested in writing at least ten days prior to the Effective Date.

(c)         The Administrative Agent shall have received a certificate dated the Effective Date and signed by an executive officer of the Company, confirming (i) the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects on and as of the Effective Date (except to the extent any such representation and warranty relates to an earlier date) (provided any such representations that are qualified by materiality, material adverse effect or language of similar effect shall be true and correct in all respects as of the Effective Date) and (ii) with respect to the Existing Credit Agreement, all revolving loan commitments thereunder have been terminated in full and all revolving loans thereunder have been repaid in full.

(d)         The Administrative Agent shall have received copies, certified by the Secretary or Assistant Secretary of each Borrower (or if such Borrower has not appointed a Secretary or Assistant Secretary, any executive officer of such Borrower), of its Board of Directors’ resolutions approving this Agreement and any other Loan Documents to which such Borrower is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrower.

(e)         The Administrative Agent shall have received an incumbency certificate, executed by the Secretary or Assistant Secretary of such Borrower (or if such Borrower has not appointed a Secretary or Assistant Secretary, any executive officer of such Borrower), which shall identify by name and title and bear the signature of the officers of such Borrower authorized to request Borrowings hereunder and sign this Agreement and the other Loan Documents to which such Borrower is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Borrower.

(f)         The Administrative Agent shall have received opinions of counsel to the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent.

(g)         The Administrative Agent shall have received any promissory notes requested by any Lender at least three Business Days in advance of the Effective Date.

(h)         To the extent invoiced three (3) Business Days prior to the Effective Date, the Administrative Agent shall have received all fees and other amounts due and payable hereunder and under the Facilities Commitment Letter and the Facilities Fee Letter on or prior to the Effective Date, including the reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder and under the Facilities Commitment Letter and the Facilities Fee Letter.

(i)         The lead arranger under the Bridge Commitment Letter shall have received a certificate of an authorized officer of the Company confirming that the Term Loan Commitments and Term Loans provided for under this Agreement constitute a “Qualifying Term Loan Facility” for the purposes of the Bridge Commitment Letter.

Section 4.02.          Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (except for any Borrowing of Term Loans on the Closing Date, which shall be subject solely to the conditions precedent contained in Section 4.04, or any conversion or continuation of any Loan), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)         The Effective Date shall have occurred.

(b)         The representations and warranties of the Borrowers set forth in this Agreement (other than, with respect to any Loan the proceeds of which are being used to refinance maturing commercial paper issued by the Company, Sections 3.04(b) and 3.06) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(c)         At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(d)        The Administrative Agent shall have received a duly executed Borrowing Request complying with the terms of Section 2.03.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 4.03.          Designation of a Foreign Subsidiary Borrower. The designation of a Foreign Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Foreign Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a)         Copies, certified by the Secretary or Assistant Secretary of such Subsidiary (or if such Subsidiary has not appointed a Secretary or Assistant Secretary, any executive officer of such Subsidiary), of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(b)         An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary (or if such Subsidiary has not appointed a Secretary or Assistant Secretary, any executive officer of such Subsidiary), which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(c)         Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(d)         Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent; and

(e)         The Administrative Agent shall have received all documentation and other information relating to such Foreign Subsidiary Borrower reasonably requested by the Administrative Agent and any Lenders at least three (3) Business Days prior to the effective date of such Foreign Subsidiary Borrower’s Borrowing Subsidiary Agreement under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the Act.

Section 4.04.          Borrowing of Term Loans on the Closing Date. The obligation of each Lender to make a Loan on the Closing Date is subject to the satisfaction of the following conditions (or waiver of such conditions in accordance with Section 9.02):

(a)         The Effective Date shall have occurred.

(b)         The Acquisition, the Offer (and the payment of the Offer Consideration in respect of shares initially validly tendered in the Offer), the Merger and the other Transactions shall be consummated substantially concurrently with the funding of the Term Loans in accordance with the Acquisition Agreement and the Acquisition Agreement shall not have been amended or modified, and no condition shall have been waived or consent granted, in any respect that is materially adverse to the Lenders or the Administrative Agent without the Administrative Agent’s prior written consent (it being understood and agreed that (i) any decrease in the Offer Consideration per share in excess of 15% shall be deemed materially adverse to the Term Lenders and the Administrative Agent, (ii) any decrease in the Offer Consideration per share equal to or less than 15% shall be deemed not materially adverse to the Lenders and the Administrative Agent to the extent such decrease is applied to reduce the Term Loan Commitments on a dollar-for-dollar basis, (iii) any increase in Offer Consideration that is not funded with equity shall be deemed to be materially adverse to the Term Lenders and the Administrative Agent, (iv) any modification of the definition of Minimum Tender Condition shall be deemed to be materially adverse to the Term Lenders and the Administrative Agent and (v) any modification of the definition of Company Material Adverse Effect shall be deemed to be materially adverse to the Term Lenders and the Administrative Agent).

(c)         Since May 7, 2017, there shall not have been any change, effect, event, occurrence, state of facts, or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(d)         The Administrative Agent shall have received for each of the Borrower and the Acquired Business: (a) GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for the three most recent fiscal years ended at least 90 days prior to the Closing Date; provided that the Administrative Agent acknowledges that it has received (i) in the case of the Borrower, such financial statements for fiscal years ended June 28, 2014, June 27, 2015 and July 2, 2016 and (ii) in the case of the Acquired Business, such financial statements for fiscal years ended January 3, 2015, January 2, 2016 and December 31, 2016 and (b) GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders’ equity and cash flows for each subsequent fiscal quarter ended at least 45 days before the Closing Date; provided that the Administrative Agent acknowledges that it has received, (i) in the case of the Borrower, the financial statement for fiscal quarters ended October 1, 2016, December 31, 2016 and April 1, 2017 and (ii) in the case of the Acquired Business, the financial statements for fiscal quarter ended April 1, 2017, which financial statements shall, in all material respects, meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such act on Form S-1.

(e)         The Administrative Agent shall have received a pro forma consolidated balance sheet for the Borrower and the Acquired Business dated as of the last day of the most recently completed fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to Section 4.04(d) above and related pro forma consolidated statement of income of the Borrower and the Acquired Business for the most recent fiscal year and most recent interim period of the Borrower delivered pursuant to Section 4.04(d) above giving effect to the Transactions as if the Transactions had occurred as of such dates (in the case of such balance sheet) or at the beginning of such period (in the case of the income statement), which financial statements shall meet the requirements of Regulation S-X under the Securities Act of 1933.

(f)         The Administrative Agent shall have received a certificate dated the Closing Date and signed by an authorized officer of the Company, confirming that (i) the Acquisition Agreement Representations and the Specified Representations are true and correct in all material respects as of the Closing Date (provided any such representations that are qualified by materiality, material adverse effect or language of similar effect shall be true and correct in all respects as of the Closing Date) and (ii) the condition precedents contained in Section 4.04(b), 4.04(c) and 4.04(j) have been satisfied.

(g)         The Administrative Agent shall have received a certificate from a Financial Officer of the Company in the form attached hereto as Exhibit I certifying that the Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent.

(h)         The Administrative Agent and the Term Lenders shall have received all fees and expenses required to be paid on or prior to the Closing Date pursuant to this Agreement, the Facilities Commitment Letter or the Facilities Fee Letter to the extent a reasonably detailed invoice has been delivered to the Company at least two Business Days prior to the Closing Date.

(i)         The Administrative Agent shall have received all documentation and other information relating to the Company reasonably requested by the Administrative Agent and any Lenders at least three (3) Business Days prior to the Closing Date under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the Act, in each case to the extent requested in writing at least ten days prior to the Closing Date.

(j)        The Retired Debt shall have been (or shall substantially concurrently be) repaid in full (other than contingent indemnification obligations for which no claim has been asserted and obligations in respect of undrawn letters of credit), all letters of credit outstanding thereunder shall have expired or terminated or been cash collateralized in accordance with the terms of the Acquired Business Revolving Facility or other arrangements satisfactory to the issuer of such letters of credit shall have been made, all commitments thereunder shall have been terminated and all liens in connection therewith shall have been (or shall substantially concurrently be) terminated and released.

ARTICLE V

Affirmative Covenants

Commencing on the Effective Date, until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, or cash collateralized in accordance with Section 2.06(j), and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 5.01.          Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender through the Administrative Agent:

(a)         within ninety (90) days after the end of each Fiscal Year of the Company (or, if earlier, by the date that the Annual Report on Form 10-K of the Company for such Fiscal Year would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte & Touche, LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)         within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Company for such Fiscal Quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)         concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) stating that he or she has obtained no knowledge that a Default has occurred (except as set forth in such certificate) and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.07 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)         promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, as the case may be; and

(e)         promptly following any request therefor, such other information regarding the financial condition of the Company or any Subsidiary as the Administrative Agent may reasonably request (other than materials protected by the attorney-client privilege and materials which the Company or such Subsidiary, as applicable, may not disclose without violation of a confidentiality obligation binding upon it).

Documents required to be delivered pursuant to clauses (a), (b) and (d) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

Section 5.02.          Notices of Material Events. Upon having knowledge thereof, the Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)         the occurrence of any Default;

(b)         the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)         the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d)         any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03.          Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except, in each case (other than the case of the foregoing requirements insofar as they relate to the legal existence of the Borrowers), to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. With respect to any Foreign Subsidiary Borrower organized under the laws of Luxembourg, (i) the central administration (administration centrale) and the “centre of main interests” (as that term is used in the Council Regulation (EC) n°1346/2000 of May 29, 2000 on insolvency proceedings) of such Foreign Subsidiary Borrower shall remain in Luxembourg and (ii) such Foreign Subsidiary Borrower will have no “establishment” (as that term is used in the Council Regulation (EC) n°1346/2000 of May 29, 2000 on insolvency proceedings) outside Luxembourg.

Section 5.04.          Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its Tax liabilities that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05.          Maintenance of Properties; Insurance. Except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, the Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and except for surplus and obsolete properties, and (b) maintain, with financially sound and reputable insurance companies, insurance on such of its property and in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 5.06.          Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries in conformity in all material respects with all applicable laws, rules and regulations of any Governmental Authority are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, on an annual basis at the request of the Administrative Agent (or at any time after the occurrence and during the continuance of an Event of Default), permit any representatives designated by the Administrative Agent or any Lender (prior to the occurrence or continuation of an Event of Default, at the Administrative Agent’s or such Lender’s expense, as applicable, unless otherwise agreed to by the Administrative Agent or such Lender, as applicable, and the Company, and following the occurrence or continuation of an Event of Default, at the Company’s expense), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records (other than materials protected by the attorney-client privilege and materials which the Company or such Subsidiary, as applicable, may not disclose without violation of a confidentiality obligation binding upon it), and to discuss its affairs, finances and condition with its officers and independent accountants, so long as afforded opportunity to be present, all during reasonable business hours. It is understood that so long as no Event of Default has occurred and is continuing, such visits and inspections shall be coordinated through the Administrative Agent.

Section 5.07.          Compliance with Laws and Material Contractual Obligations. The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority, including the Luxembourg Domiciliation Law, applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08.          Use of Proceeds and Letters of Credit.

(a)         The proceeds of the Revolving Loans will be used only to finance the working capital needs, capital expenditures, Permitted Acquisitions, Investments permitted under Section 6.04, Restricted Payments permitted under Section 6.06 and other general corporate purposes of the Company and its Subsidiaries.

(b)         The proceeds of the Term Loans will be used only to pay the Offer Consideration and to pay costs and expenses incurred in connection with the Transactions.

(c)         No part of the proceeds of any Loan will be used, whether directly or indirectly, for the purpose of purchasing or carrying, or to extend credit to others for the purpose of purchasing or carrying any “margin stock” as defined in Regulation T, U or X of the Board or for any other purpose that entails a violation of any such regulations.

(d)         The Commercial Letters of Credit shall be used solely to finance purchases of goods by the Company and its Subsidiaries in the ordinary course of their business, and the Standby Letters of Credit shall be used solely for the purposes described in the definition of such term in Section 1.01.

(e)         No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall use reasonable best efforts to ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Embargoed Country, in violation of Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI
Negative Covenants

Commencing on the Effective Date, until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, or cash collateralized in accordance with Section 2.06(j), and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 6.01.          Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)         the Obligations;

(b)         Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof;

(c)         Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;

(d)         Guarantees by (i) the Company of Indebtedness of any Subsidiary, (ii) any Subsidiary of Indebtedness of the Company or any other Subsidiary, (iii) by the Company or any Subsidiary of Indebtedness incurred in connection with the ownership, development, leasing, acquisition, construction or improvement of the Corporate Headquarters and (iv) the Company of Indebtedness of any joint venture; provided that the aggregate amount of such Guarantees incurred pursuant to clause (iv) shall not exceed $100,000,000 in the aggregate;

(e)         Indebtedness of the Company or any Subsidiary incurred to finance or refinance the acquisition, ownership, development, construction, improvement or leasing of any real property (including the Corporate Headquarters), fixed or capital assets, including Capital Lease Obligations, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred no more than 90 days prior to or within 90 days after such ownership, development, leasing, acquisition or the completion of such construction or improvement;

(f)         Indebtedness acquired or assumed in Permitted Acquisitions and extensions, renewals and replacements of any such indebtedness that do not increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof or have different obligors;

(g)         Priority Indebtedness (excluding any Indebtedness permitted by Sections 6.01(e) and (f)) in an aggregate principal amount at any one time outstanding not to exceed 10% of the Company’s then Consolidated Net Worth;

(h)         endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(i)         Indebtedness in respect of letters of credit in the ordinary course of business (other than Letters of Credit);

(j)         Indebtedness under Swap Agreements not entered into for speculative purposes;

(k)         unsecured Indebtedness (excluding any Indebtedness permitted by Section 6.01(f)), not otherwise permitted by this Section, of any Borrower so long as on a pro forma basis after giving effect to the incurrence of such Indebtedness, the Leverage Ratio is not greater than 4.00 to 1.00;

(l)         Indebtedness under any interest rate protection agreements or foreign exchange hedges (regardless of whether such hedging obligations are subject to hedge accounting) incurred in the ordinary course of business and not for speculative purposes;

(m)         Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(n)         Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, import and export custom and duty guaranties and similar obligations, or obligations in respect of letters of credit, bank acceptances or guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(o)         (i) contingent liabilities in respect of any indemnification, adjustment of purchase price, earn-out, non-compete, consulting, deferred compensation, seller indebtedness and similar obligations of the Company and its Subsidiaries incurred in connection with Permitted Acquisitions and (ii) Indebtedness incurred by the Company or its Subsidiaries in a Permitted Acquisition under agreements providing for earn-outs or the adjustment of the purchase price or similar adjustments;

(p)         Indebtedness owed to any Person providing property, casualty or liability insurance to the Company or any of its Subsidiary, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

(q)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within three (3) Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 90 days from its incurrence;

(r)         Indebtedness representing deferred compensation to employees of the Company and its Subsidiaries; and

(s)         Indebtedness incurred in connection with the acquisition of joint ventures in an aggregate amount not to exceed the greater of (i) $100,000,000 and (ii) 2.75% of Total Assets (determined at the time of each such incurrence by reference to the Company’s financial statements most recently delivered pursuant to Section 5.01(a) or (b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)).

For purposes of this subsection 6.01, any Person becoming a Subsidiary of the Company after the Effective Date shall be deemed to have incurred all of its then outstanding Indebtedness at the time it becomes a Subsidiary, and any Indebtedness assumed by the Company or any of its Subsidiaries shall be deemed to have been incurred on the date of assumption.

Section 6.02.          Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)         Permitted Encumbrances;

(b)         Liens existing on the Effective Date and set forth on Schedule 6.02;

(c)         any Lien on any property or asset of the Company or any Subsidiary securing Indebtedness permitted by Section 6.01(e) incurred to own, develop, lease, acquire, construct or improve such property or asset;

(d)         Liens solely constituting the right of any other Person to a share of any licensing royalties (pursuant to a licensing agreement or other related agreement entered into by the Company or any of its Subsidiaries with such Person in the ordinary course of the Company’s or such Subsidiary’s business) otherwise payable to the Company or any of its Subsidiaries, provided that such right shall have been conveyed to such Person for consideration received by the Company or such Subsidiary on an arm’s-length basis;

(e)         Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(f)         Liens securing Indebtedness described in clause (a) of the definition of Priority Indebtedness;

(g)         (i) Liens securing Indebtedness permitted under Section 6.01(c) and (ii) Liens securing Indebtedness permitted under Section 6.01(f), provided that, for purposes of this clause (ii), (x) such Lien is not created in contemplation of or in connection with the applicable Permitted Acquisition, (y) such Lien shall not apply to any property or assets of the Company or any Subsidiary other than the Subsidiary or assets being acquired pursuant to such Permitted Acquisition and (z) such Lien shall secure only those obligations which it secures on the date of such Permitted Acquisition;

(h)         bankers’ liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;

(i)         Liens attaching solely to cash earnest money or similar deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

(j)         Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to consignments, provided that such Liens extend solely to the assets subject to such consignments;

(k)         Liens securing interest rate or foreign exchange hedging obligations (regardless of whether such hedging obligations are subject to hedge accounting), incurred in the ordinary course of business and not for speculative purposes;

(l)         Liens, if any, in respect of leases that have been, or should be, in accordance with GAAP as in effect on the Effective Date, classified as Capital Lease Obligations;

(m)         Liens pursuant to supply or consignment contracts or otherwise for the receipt of goods or services, encumbering only the goods covered thereby, where the contracts are not overdue by more than 90 days or are being contested in good faith by appropriate proceedings and for which reasonable reserves are being maintained;

(n)         extensions, renewals and replacements of the Liens described above, so long as there is no increase in the Indebtedness or other amounts secured thereby (other than amounts incurred to pay costs of renewal and replacement) and no additional property (other than accessions, improvements, and replacements in respect of such property) is subject to such Lien; and

(o)         Liens arising as a result of the re-characterization as a loan and as a Lien of any transaction permitted under Section 6.03, including any precautionary financing statements or similar filings in connection therewith.

Section 6.03.          Fundamental Changes and Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that, in the case of a merger of a Subsidiary that is not a Foreign Subsidiary Borrower into a Foreign Subsidiary Borrower in which the surviving Subsidiary is not the Foreign Subsidiary Borrower, the surviving Subsidiary shall execute and deliver to the Administrative Agent a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and shall satisfy the other conditions precedent set forth in Section 4.03), and (iii) any Subsidiary (other than a Foreign Subsidiary Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and its Subsidiaries and is not materially disadvantageous to the Lenders and except that the Company or any Subsidiary may effect any acquisition permitted by Section 6.04 by means of a merger of the Person that is the subject of such acquisition with the Company or any of its Subsidiaries (provided that, in the case of a merger with the Company, the Company is the survivor).

(b)         The Company will not, nor will it permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the assets of the Company and its Subsidiaries taken as a whole.

Section 6.04.          Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary prior to such merger or consolidation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit or the rights of any licensee under a trademark license to such licensee from the Company or any of its Affiliates, except:

(a)         Permitted Investments;

(b)         investments by the Company or a Subsidiary in the capital stock of its Subsidiaries;

(c)         loans or advances made by the Company to, and Guarantees by the Company of obligations of, any Subsidiary, and loans or advances made by any Subsidiary to, and Guarantees by any Subsidiary of obligations of, the Company or any other Subsidiary;

(d)         Guarantees constituting Indebtedness permitted by Section 6.01;

(e)         advances or loans made in the ordinary course of business to employees of the Company and its Subsidiaries;

(f)         Investments existing on the Effective Date not otherwise permitted under this Agreement and described in Schedule 6.04 hereto;

(g)         Investments received in connection with the bona fide settlement of any defaulted Indebtedness or other liability owed to the Company or any Subsidiary;

(h)         Permitted Acquisitions;

(i)         Swap Agreements not entered into for speculative purposes;

(j)         Investments in connection with the ownership, development, leasing, acquisition, construction or improvement of the Corporate Headquarters;

(k)         Investments in joint ventures in an aggregate amount not to exceed the greater of (i) $100,000,000 and (ii) 2.75% of Total Assets (determined at the time of each such investment by reference to the Company’s financial statements most recently delivered pursuant to Section 5.01(a) or (b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a));

(l)         Investments, in addition to Investments permitted under clauses (a) through (j) of this Section 6.04 made after the Effective Date in an aggregate amount not to exceed $500,000,000 at any time outstanding in any Person or Persons;

(m)         Investments so long as prior to making such Investment and after giving effect (including giving effect on a pro forma basis) thereto (i) no Default or Event of Default has occurred and is continuing or would occur and (ii) the Company is in compliance with Section 6.07.

Section 6.05.          Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and/or its Subsidiaries and (c) any Investment permitted by Section 6.04 and (d) any Restricted Payment permitted by Section 6.06.

Section 6.06.          Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries and (d) the Company and its Subsidiaries may make any other Restricted Payment so long as prior to making such Restricted Payment and after giving effect (including giving effect on a pro forma basis) thereto (i) no Default or Event of Default has occurred and is continuing or would occur and (ii) the Company is in compliance with Section 6.07.

Section 6.07.          Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its Fiscal Quarters ending on and after the Effective Date, of (i) Consolidated Total Indebtedness plus 600% of Consolidated Lease Expense to (ii) Consolidated EBITDAR for the period of four (4) consecutive Fiscal Quarters ending with the end of such Fiscal Quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 4.00 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)         any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)         any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)         any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)         any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to any Borrower’s existence) or 5.08, in Article VI or in Article X;

(e)         any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)         the Company or any Subsidiary shall fail to make any payment of principal or interest, regardless of amount, in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period (without giving effect to any extensions, waivers, amendments or other modifications of or to such period) of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created, and, prior to any termination of Commitments or the acceleration of payment of Loans pursuant to this Article VII, such failure is not waived in writing by the holders of such Material Indebtedness;

(g)         any event or condition occurs (after giving effect to any applicable grace periods and after giving effect to any extensions, waivers, amendments or other modifications of any applicable provision or agreement) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause, with the giving of an acceleration or similar notice if required, any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such Indebtedness is paid when due;

(h)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, including a “faillite”, “gestion contrôlée”, “concordat préventif de la faillite”, “sursis de paiement” or “liquidation judiciaire” or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)         (1) the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, including a “faillite”, “gestion contrôlée”, “concordat préventif de la faillite”, “sursis de paiement” or “liquidation volontaire”, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)         the Company or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)         one or more judgments for the payment of money in an aggregate amount (not paid or covered by insurance) in excess of $75,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and (i) the same shall remain undischarged for a period of 60 consecutive days from the entry thereof during which execution shall not be effectively stayed or bonded, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l)         an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)         a Change in Control shall occur; or

(n)         any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and except with respect to the second sentence in the penultimate paragraph of this Article VIII, neither the Company nor any other Borrower shall have rights as a third party beneficiary of any of such provisions.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or other insolvency law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any such debtor relief law or insolvency law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the applicable Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the applicable Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company and, so long as no Event of Default pursuant to paragraph (a), (b), (h) or (i) under Article VII has occurred and is continuing, with the Company’s prior written consent, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Any resignation by Bank of America, N.A. as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and Swingline Lender. If Bank of America, N.A. resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding and issued by it as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto, including the right to require the Lenders to fund risk participations in unreimbursed LC Disbursements pursuant to Section 2.06(e). If Bank of America, N.A. resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to fund risk participations in outstanding Swingline Loans pursuant to Section 2.05(c). Upon the appointment by the Company of a successor Issuing Bank or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as applicable, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America, N.A. to effectively assume the obligations of Bank of America, N.A. with respect to such Letters of Credit.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

None of the Lenders, if any, identified in this Agreement as a Lead Arranger, Co-Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement (other than with respect to Section 4.04) other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE IX

Miscellaneous

Section 9.01.          Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or telecopy, as follows:

(i)       if to any Borrower, to it c/o Coach, Inc., 10 Hudson Yards, New York, New York 10001 Attention of Treasurer (Telecopy No. (212) 631-2696; Telephone No. (212) 629-2601), with a copy (in the case of a notice of Default) to General Counsel (Telecopy No. (212) 629-2398; Telephone No. (212) 629-2228);

(ii)       if to Bank of America, N.A., in its capacity as the Administrative Agent, an Issuing Bank or as the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified in Schedule 9.01;

(iii)       if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)         Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)         Electronic Systems.

(i)       The Company agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, SyndTrak, ClearPar or a substantially similar Electronic System.

(ii)       Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02.          Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)         Except as provided in Sections 2.20 or 2.25 with respect to the extension of any Maturity Date, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, provided that (x) any amendment or modification to the financial covenants in this Agreement (or the defined terms used in the financial covenants to this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii) even if the effect of such amendment or modification would be to reduce the rate of interest on any Loan or any LC Disbursement or to reduce any fee payable hereunder and (y) that only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrowers to pay interest or fees at the applicable default rate set forth in Section 2.13(c), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release the Company from its obligations under Article X without the written consent of each Lender; provided further that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.24 shall require the consent of the Administrative Agent, each Issuing Bank and the Swingline Lender) and (2) no amendment, waiver or consent hereunder may affect one Class or Tranche of the Lenders’ Loans or Commitments more adversely vis-a-vis the other Class or Tranche without the consent of the Lenders having a majority interest of the outstanding principal of Loans and Commitments of such adversely affected Class or Tranche, as applicable. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c)         [Intentionally Omitted].

(d)         If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e)         Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

Section 9.03.          Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent and one local counsel in each applicable jurisdiction, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks or SyndTrak) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one primary counsel and of any special and local counsel for the Administrative Agent and the Issuing Banks and one additional counsel for all Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)         The Company shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) such Indemnitee’s gross negligence or willful misconduct, (ii) such Indemnitee’s material breach of its obligations under this Agreement and the other Loan Documents or (iii) any investigation, litigation, claim, proceeding or defense not involving an act or omission by the Company or any of its Affiliates and that is brought by an Indemnitee against another Indemnitee (other than in its capacity as a Joint Lead Arranger (or similar agent) or as the Administrative Agent). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)         To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)         To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)         All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

Section 9.04.          Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)       the Company; provided, further, that (1) with respect to assignments of Term Loans prior to the Closing Date, no consent of the Company shall be required for an assignment to another Term Lender, an Affiliate of a Term Lender or a Permitted Assignee; (2) with respect to assignments of Term Loans after the Closing Date and any assignments of Revolving Loans and Revolving Commitments, no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, a Permitted Assignee or, if an Event of Default under paragraphs (a), (b), (h) or (i) under Article VII has occurred and is continuing, any other assignee; and (3) with respect to assignments of any Loans or Commitments hereunder, the Company’s consent shall be deemed to have been provided if the Company shall not have responded to a written request therefor within five Business Days; and

(B)       the Administrative Agent; and

(C)       with respect to assignments of Revolving Loans and Revolving Commitments only, each Issuing Bank and the Swingline Lender.

(ii)       Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender, an Approved Fund, an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default under paragraphs (a), (b), (h) or (i) under Article VII has occurred and is continuing;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent (i) any tax documentation required pursuant to Section 2.17(f) and (ii) an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)       Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)       The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)       Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)         Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05.          Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06.          Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Effective Date. The words “execute,” “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, Borrowing Requests, Swingline Loan Notices, waivers and consents) shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07.          Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08.          Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09.          Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)       Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party hereto or its properties in the courts of any jurisdiction.

(c)       Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23. Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower. To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11.          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12.          Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case (except with respect to any audit or examination conducted by bank accountants or any self-regulatory or governmental or regulatory authority exercising examination or regulatory authority) each Credit Party agrees to inform you promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation), (b) upon the request or demand of any regulatory authority having jurisdiction over a Credit Party or any of its Affiliates, (c) to the extent that such Information becomes publicly available other than by reason of disclosure in violation of this Agreement by such Credit Party, (d) to each Credit Party’s Affiliates and such Credit Party’s and such Affiliates’ directors, officers, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (e) for purposes of establishing a “due diligence” defense, (f) to the extent that such Information is received by a Credit Party from a third party that is not to such Credit Party’s knowledge subject to confidentiality obligations to the Company, (g) to the extent that such Information is or was independently developed by such Credit Party, (h) to actual or prospective, direct or indirect counterparties (or their advisors) to any Swap Agreement or other derivative transaction relating to the Company, the Acquired Business or any of their respective subsidiaries or any of their respective obligations; provided that the disclosure of any such Information to any actual or prospective, direct or indirect counterparty (or their advisors) to any such Swap Agreement or other derivative transaction shall be made subject to the acknowledgment and acceptance by such counterparty (and their advisors, as applicable) that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Company and such Credit Party) in accordance with customary market standards for dissemination of such type of information or (i) to potential Lenders, participants or assignees who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph or as otherwise reasonably acceptable to the Company and such Credit Party, including as may be agreed in any confidential information memorandum or other marketing material). For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.13.          USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 9.14.          [Intentionally Omitted].

Section 9.15.         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.16.          No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates.  To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17.          Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE X

Company Guarantee

Section 10.01.          Guarantee. (a) The Company hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Foreign Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Foreign Subsidiary Borrowers (the “Subsidiary Obligations”).

(b)          The Company agrees that the Subsidiary Obligations may at any time and from time to time exceed the amount of the liability of the Company hereunder that would exist in the absence of this Article X without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(c)          This Guarantee shall remain in full force and effect until all the Subsidiary Obligations shall have been satisfied by payment in full in immediately available funds, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Guarantee the Foreign Subsidiary Borrowers may be free from any Subsidiary Obligations.

(d)          No payment made by any Borrower, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower, any guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Subsidiary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment (other than any payment made by the Company in respect of the Subsidiary Obligations or any payment received or collected from the Company in respect of the Subsidiary Obligations), remain liable for the Subsidiary Obligations until the Subsidiary Obligations are paid in full in immediately available funds, no Letter of Credit shall be outstanding and the Commitments are terminated.

Section 10.02.         No Subrogation. Notwithstanding any payment made by the Company hereunder or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Foreign Subsidiary Borrowers or any guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Obligations nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Foreign Subsidiary Borrowers or any guarantor in respect of payments made by the Company under this Guarantee, until all amounts owing to the Administrative Agent and the Lenders by the Foreign Subsidiary Borrowers on account of the Subsidiary Obligations are paid in full in immediately available funds, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Subsidiary Obligations shall not have been paid in full in immediately available funds, such amount shall be held by the Company for the benefit of the Administrative Agent and the Lenders, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Subsidiary Obligations whether matured or unmatured, in such order as the Administrative Agent may determine.

Section 10.03.         Amendments, etc. with respect to the Subsidiary Obligations. The Company shall remain obligated under this Guarantee notwithstanding that, without any reservation of rights against the Company and without notice to or further assent by the Company, any demand for payment of any of the Subsidiary Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Subsidiary Obligations continued, and the Subsidiary Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with Section 9.02, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Obligations may be sold, exchanged, waived, surrendered or released without affecting the Company’s obligations under this Article X. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Obligations or for this Guarantee.

Section 10.04.          Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Subsidiary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Article X; and all dealings between the Company, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Article X. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Foreign Subsidiary Borrowers with respect to the Subsidiary Obligations. The Company understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Subsidiary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Foreign Subsidiary Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Foreign Subsidiary Borrowers for the Subsidiary Obligations, or of the Company under this Article X, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Company, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Foreign Subsidiary Borrowers or any guarantor or any other Person or against any collateral security or guarantee for the Subsidiary Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Foreign Subsidiary Borrower, any guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Foreign Subsidiary Borrower, any guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Company of any obligation or liability under this Article X, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Company under this Article X. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 10.05.          Reinstatement. This Article X shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.06.          Payments. The Company hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in dollars or the applicable Agreed Currency in accordance with Section 2.18.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COACH, INC.,
as the Company

By	/s/ Susan Vo
Name: Susan Vo
Title: Vice President and Treasurer

Signature Page to Credit Agreement
Coach, Inc.

BANK OF AMERICA, N.A., as Administrative Agent

By	/s/ Darleen R. DiGrazia
Name: Darleen R. DiGrazia
Title: Vice President

Signature Page to Credit Agreement
Coach, Inc.

BANK OF AMERICA, N.A., individually as a Lender, as the Swingline Lender and as an Issuing Bank

By	/s/ Carlos J. Medina
Name: Carlos J. Medina
Title: Director

Signature Page to Credit Agreement
Coach, Inc.

JPMORGAN CHASE BANK, N.A., as a Lender and Issuing Bank

By	/s/ James A. Knight
Name: James A. Knight
Title: Executive Director

Signature Page to Credit Agreement
Coach, Inc.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender and Issuing Bank

By	/s/ Brian Gingue
Name: Brian Gingue
Title: Senior Vice President

Signature Page to Credit Agreement
Coach, Inc.

Citibank, N.A.
as a Lender

By	/s/ Paul V. Phelan
Name: Paul V. Phelan
Title: Authorized Signer

Signature Page to Credit Agreement
Coach, Inc.

TD Bank, N.A.,
as a Lender

By	/s/ Jason Siewert
Name: Jason Siewert
Title: Senior Vice President

Signature Page to Credit Agreement
Coach, Inc.

U.S. Bank, National Association
as a Lender

By	/s/ Mark Rodgers
Name: Mark Rodgers
Title: Vice President

Signature Page to Credit Agreement
Coach, Inc.

WELLS FARGO BANK, N.A.,
as a Lender

By	/s/ Denis Waltrich
Name: Denis Waltrich
Title: Director

Signature Page to Credit Agreement
Coach, Inc.

Barclays Bank PLC
as a Lender,

By	/s/ May Huang
Name: May Huang
Title: Assistant Vice President

Signature Page to Credit Agreement
Coach, Inc.

BNP PARIBAS, as a Lender

By	/s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Director

By	/s/ Ade Adedeji
Name: Ade Adedeji
Title: Vice President

Signature Page to Credit Agreement
Coach, Inc.

GOLDMAN SACHS BANK USA,
as a Lender

By	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

Signature Page to Credit Agreement
Coach, Inc.

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By	/s/ Lauren Girvan
Lauren Girvan
Assistant Vice President

Signature Page to Credit Agreement
Coach, Inc.

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as a Lender

By	/s/ Katie Cunningham
Name: Katie Cunningham
Title: Authorized Signatory

Signature Page to Credit Agreement
Coach, Inc.

Bank of China, New York Branch,
as a Lender

By	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Managing Director

Signature Page to Credit Agreement
Coach, Inc.

SCHEDULE 2.01

COMMITMENTS

LENDER	REVOLVING COMMITMENT	TRANCHE A-1 TERM COMMITMENT	TRANCHE A-2 TERM COMMITMENT
bank of america, n.a.	$114,000,000	$104,000,000	$39,000,000

JPMORGAN CHASE BANK, N.A.	$114,000,000	$104,000,000	$39,000,000

HSBC BANK USA, NATIONAL ASSOCIATION	$114,000,000	$104,000,000	$39,000,000

Citibank, N.A.	$72,000,000	$64,000,000	$24,000,000

TD Bank, N.A.	$72,000,000	$64,000,000	$24,000,000

U.S. Bank, N.A.	$72,000,000	$64,000,000	$24,000,000

WELLS FARGO BANK, N.A.	$72,000,000	$64,000,000	$24,000,000

BARCLAYS BANK PLC	$45,000,000	$40,000,000	$15,000,000

BNP PARIBAS	$45,000,000	$40,000,000	$15,000,000

GOLDMAN SACHS BANK USA	$45,000,000	$40,000,000	$15,000,000

PNC BANK, N.A.	$45,000,000	$40,000,000	$15,000,000

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$45,000,000	$40,000,000	$15,000,000

BANK OF CHINA, NEW YORK BRANCH	$45,000,000	$32,000,000	$12,000,000

TOTAL:	$900,000,000	$800,000,000	$300,000,000

SCHEDULE 2.06(A)

LETTER OF CREDIT SUBLIMIT – STANDBY LETTERS OF CREDIT

ISSUING BANK	SUBLIMIT
bank of america, n.a.	$41,666,667

JPMORGAN CHASE BANK, N.A.	$41,666,667

HSBC BANK USA, NATIONAL ASSOCIATION	$41,666,666

TOTAL:	$125,000,000

LETTER OF CREDIT SUBLIMIT – COMMERCIAL LETTERS OF CREDIT
ISSUING BANK	SUBLIMIT
bank of america, n.a.	$900,000,000

TOTAL:	$900,000,000

Schedule 2.06

EXISTING LETTERS OF CREDIT

Coach: None.

Kate Spade: 1

Beneficiary	Issue Date	Expiration Date	Amount Outstanding	Description
Hartford Fire Insurance Company	10/27/08	10/05/17	2,192,066.00	Casualty Insurance Collateral
17-19 Associates LLC	02/12/09	01/20/18	340,835.83	NY Office - subleased to Pandora
Lumbermens Mutual Casualty Company, American Motorists Insurance Company, American Manufacturers Mutual Insurance Company, American Protection Insurance Company, Natlsco, Inc.	06/19/09	10/14/17	255,908.33	Casualty Insurance Collateral
Zurich American Insurance Company	08/27/09	08/28/17	285,000.00	Casualty Insurance Collateral
Chair, Workers’ Compensation Board	10/01/09	10/20/17	46,000.00	Insurance
Galleria Mall Investors, LP.	02/05/10	01/31/18	100,000.00	Store Lease
PPF Off Two Park Avenue Owner, LLC	11/01/11	11/30/17	2,600,505.00	2 Park Ave office
1440 Broadway Owner LLC	12/23/11	01/15/18	1,010,000.00	1440 Broadway office
Lechar Realty	12/11/12	12/31/17	520,782.21	1441 Broadway office
Columbus 69th LLC	12/11/12	12/11/17	119,946.10	Store Lease
West Side Office, LLC	05/28/13	05/23/18	976,124.75	NJ Office Lease

TOTAL			$ 8,447,168.22

1 To be applicable upon the closing of the Merger.

Schedule 3.05

PROPERTIES

None.

Schedule 3.06

LiTIGATION

None.

Scheduled 6.01

Indebtedness

Coach:

1.	$600 million aggregate principal amount of 4.250% senior unsecured notes due 2025 issued under an Indenture, as supplemented by the First Supplemental Indenture, both dated as of March 2, 2015, between the Coach, Inc. and U.S. Bank National Association, as trustee.

2.	Indebtedness in respect of debt balances set forth on Schedule 6.04.

3.	Letters of Credit and Bank Guarantees:

Legal Entity	Obligation Number	Maturity Date	Beneficiary	Amount (USD)
Standby Letters of Credit pursuant to Standby Letter of Credit Reimbursement Agreement between Coach, Inc. and Bank of America, dated 08/03/2003
Coach Inc.	64042425	8/29/2017	State of Rhode Island	$12,134.44
Coach Inc.	64042421	12/4/2017	United Overseas Bank Malaysia BHD	$113,000.00
Coach Inc.	64042422	12/4/2017	Bank of Philippines Island	$103,922.22
Coach Inc.	1257831	2/28/2018	Broadway 340 Madison Operator LLC	$160,000.00
Coach Inc.	64042423	2/28/2018	BANCA NAZIONALE DEL LAVORO S.P.A.	$823,470.72
Coach Inc.	1260854	4/4/2018	Sentry Insurance	$165,000.00
Coach Inc.	1323581	4/4/2018	Sentry Insurance	$685,000.00
Coach Inc.	64042412	4/4/2018	The Travelers Indemnity Company	$1,465,000.00
Coach Inc.	64042418	4/4/2018	Safety National Casualty Corporation	$2,800,000.00

Standby Letters of Credit pursuant to Reissuance Agreement between Coach, Inc. and BNP Paribas, dated 11/10/2016
Coach Inc.	04144476	12/1/2017	BANCA NAZIONALE DEL LAVORO S.P.A.	$427,200.00
Coach Inc.	04145936	9/30/2018	BANCA NAZIONALE DEL LAVORO S.P.A.	$22,801.80
Coach Inc.	04146184	9/30/2018	BNP PARIBAS LISBON	$42,629.09
Coach Inc.	04145938	12/25/2018	BANCA NAZIONALE DEL LAVORO S.P.A.	$17,280.24
Coach Inc.	04145940	12/25/2018	BANCA NAZIONALE DEL LAVORO S.P.A.	$7,476.00

Letters of Credit pursuant to Continuing Letter of Credit Agreement between Coach, Inc. and HSBC Bank USA, dated 1/27/2017
Coach Inc.	FNGOCB624578	12/14/2020	HSBC Singapore	$81,344.06

Standby Letters of Credit pursuant to the Standby Letter of Credit Agreement between Coach, Inc. and Wells Fargo, dated 5/4/2015
Coach Inc.	IS0206267U	5/30/2017	Citibank NA	$85,440.00

Bank Guarantees pursuant to Bank Facility between Coach Malaysia SDN BHD, and HSBC Bank Malaysia, dated 06/03/2013
Coach Malaysia SDN BHD	FNGKLM403877	5/31/2017	Pe Land SDN BHD	$9,342.98
Coach Malaysia SDN BHD	FNGKLH409110	9/30/2017	Suria Klcc SDN BHD	$47,512.67
Coach Malaysia SDN BHD	FNGKLH415355	9/30/2017	Suria Klcc SDN BHD	$97,371.65
Coach Malaysia SDN BHD	FNGKLH410115	12/15/2017	Makamewah SDN BHD	$28,882.80
Coach Malaysia SDN BHD	FNGKLH421424	9/30/2018	Putrajaya Holdings SDH BHD	$70,155.22
Coach Malaysia SDN BHD	FNGKLH414596	10/30/2018	Bandar Utama City Centre SDN BHD	$36,458.64
Coach Malaysia SDN BHD	FNGKLH415379	12/31/2018	Contoure Homes SDN BHD	$23,311.27
Coach Malaysia SDN BHD	FNGKLH418887	8/31/2019	Mtrustee Berhad (Igb Reit)	$80,527.23
Coach Malaysia SDN BHD	FNGKLH420887	9/22/2019	Gurney Plaza Mtrustee Berhad	$40,855.66
Coach Malaysia SDN BHD	FNGKLH421423	11/14/2019	Genting Simon SDN BHD	$23,794.14

Bank Guarantees pursuant to Bank Facility between Coach Hong Kong Limited and HSBC Bank Hong Kong, dated 11/24/2014
Coach HK Limited	PEBHKH286721	12/31/2020	Venetian Cotai	$257,371.15
Coach HK Limited	PEBHKH278933	12/31/2039	Telford Plaza	$348,194.31

Kate Spade:3

Indebtedness in respect of debt balances set forth on Schedules 2.06 and 6.04.

3 To be applicable upon the closing of the Merger.

Schedule 6.02

Existing Liens

Note - UCCs that were terminated or expired are not included on this lien search chart.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 2/11/15	UCC-1	U.S. Bank Equipment Finance, a division of U.S. Bank National Association	Equipment	11/15/2012	181458875
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	U.S. Bank Equipment Finance, a division of U.S. Bank National Association	Equipment	04/15/2013	181470116
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	U.S. Bank Equipment Finance	Equipment	06/09/2014	181502376
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	10/28/2015	181542372
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	12/9/2015	181545679
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	2/9/2016	181550990
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	2/29/2016	181552628
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	3/15/2016	181553774
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	5/17/2016	160517-1230411
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	6/30/2016	160630-1023145

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	8/31/2016	160831-1058003
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	9/16/2016	160916-1021004
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	12/23/2016	161223-1102004
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	2/17/2017	170217-1210005
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	3/13/2017	170313-1138006
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	3/13/2017	170313-1138006
Coach, Inc.	MD State Dept. of Assessments & Taxation	through 5/10/17	UCC-1	CSI Leasing, Inc.	Equipment	4/6/2017	170406-1046010

Kate Spade:4

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number
Kate Spade & Company	DE	through 5/10/17	UCC-1	Hewlett-Packard Financial Services Company	Equipment	5/24/2011	20111973570
Kate Spade & Company	DE	through 5/10/17	UCC-1	Wells Fargo Financial Leasing Inc.	Equipment	7/18/2013	20132780279
Kate Spade Company	DE	through 5/10/17	UCC-1	Wells Fargo Financial Leasing Inc.	Equipment	7/18/2013	20132780337

4 To be applicable upon the closing of the Merger.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number
Kate Spade & Company	DE	through 5/10/17	UCC-1	Crown Lift Trucks	Crown Lift Trucks	6/28/16	20163877519

Schedule 6.04

Existing Investments

Coach:

Investee	Investor	Type	Amount[5]
Creaciones SW, SA	Stuart Weitzman	Equity	$11,934,302

Kate Spade:6

Investee/Debtor	Investor/Lender	Type	Amount *
KS China Co., Limited	Kate Spade Hong Kong, Limited	Equity	7,241,000.00
KS HMT Co., Limited	Kate Spade Hong Kong, Limited	Equity	11,308,000.00

5 Value as of 04/01/2017 (FY17 Q3 end)

6 To be applicable upon the closing of the Merger.

SCHEDULE 9.01

administrative agent’s OFFICE;
certain ADDRESSES FOR NOTICES

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A., as Administrative Agent

101 North Tryon Street

NC1-001-05-46

Charlotte, NC 28255

Attention: Patricia Santos

Tel: 980.387.3794

Facsimile: 704.625.4200

Email: patricia.santos@baml.com

Remittance Instructions:

US DOLLARS PAYMENT INSTRUCTIONS:

Bank of America, N.A.

New York, NY

ABA# 026009593

Account No.: 1366072250600

Account Name: Wire Clearing Acct for Syn Loans-LIQ

Ref: Coach Inc

EUR PAYMENT INSTRUCTIONS:

Bank of America London

IBAN: GB63 BOFA 1650 5096 2720 19

Swift Address: BOFAGB22

Acct #: 96272019

Attn: Grand Cayman Unit #1207

Ref: Coach Inc

GBP PAYMENT INSTRUCTIONS:

Bank of America London

Sort Code: 165050

IBAN: GB41 BOFA 1650 5096 2720 27

Swift Address: BOFAGB22

Acct #: 96272027

Attn: Grand Cayman Unit #1207

Ref: Coach Inc

YEN PAYMENT INSTRUCTIONS:

Bank of America, Tokyo

SWIFT: BOFAJPJX

Acct #: 96272011

Attn: Credit Services Grand Cayman Unit 1207

Ref: Coach Inc

Other Notices as Administrative Agent:

Bank of America, N.A., as Administrative Agent

900 W. Trade St., 6th Floor

NC1-026-06-03

Charlotte, NC 28255

Attention: Kyle Harding

Tel: 980-275-6132

Facsimile: 704-719-5215

Email: kyle.d.harding@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, Pa. 18507

Attention: Trade Operations

Tel: 570-496-9619

Facsimile: 800-755-8740

Email: tradeclientserviceteamus@baml.com

Remittance Instructions:

Bank of America, N.A.

New York, NY

ABA #: 026-009-593

Account #: 04535-883980

Attn: Scranton Standby

Ref: Coach Inc

2

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]1]

3.	Borrowers:	Coach, Inc. and certain Foreign Subsidiary Borrowers

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of May 30, 2017, among Coach, Inc., the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, Bank of America, N.A., as Administrative Agent, and the other agents parties thereto

1Select as applicable.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
$	$	$	%
$	$	$	%
$	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:]4

COACH, INC.

By:
Title:

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “Tranche A-1 Term Commitment”, etc.).

3 Set forth, so at least 9 decimals, as percentage of the Commitment/Loans of all Lenders thereunder.

4 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

2

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1          Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT B

[Intentionally Omitted]

EXHIBIT C

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement dated as of May 30, 2017, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coach, Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments under the Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to increase the aggregate Revolving Commitments pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Revolving Commitment under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.          The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Revolving Commitment increased by $[__________], thereby making the aggregate amount of its total Revolving Commitments equal to $[__________].

2.          The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.          Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.          This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.          This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

Coach, Inc.

By:
Name:
Title:

Acknowledged as of the date first written above:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

2

EXHIBIT D

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement dated as of May 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coach, Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may extend Revolving Commitments under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving] Commitment of $[__________].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

4. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

Coach, Inc.

By:
Name:
Title:

Acknowledged as of the date first written above:

BANK OF AMERICA, N.A.
as Administrative Agent

By:
Name:
Title:

3

EXHIBIT E

[Intentionally Omitted]

EXHIBIT F-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [_____], among Coach, Inc., a Maryland corporation (the “Company”), [Name of Foreign Subsidiary Borrower], a [__________] (the “New Borrowing Subsidiary”), and Bank of America, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement. dated as of May 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A. as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Foreign Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Foreign Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [______________].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct as of that date. [The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement and the use of any of the proceeds raised in connection with this Agreement will not contravene or conflict with, or otherwise constitute unlawful financial assistance under, Sections 677 to 683 (inclusive) of the United Kingdom Companies Act 2006 of England and Wales (as amended).] [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS]1 The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Foreign Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

1 To be included only if a New Borrowing Subsidiary will be a Borrower organized under the laws of England and Wales.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

COACH, INC.

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT F-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

Bank of America, N.A.
as Administrative Agent
for the Lenders referred to below
[___________________]
[___________________]
Attention: [__________]

[Date]

Ladies and Gentlemen:

The undersigned, Coach, Inc. (the “Company”), refers to the Credit Agreement dated as of May 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [______________] (the “Terminated Borrowing Subsidiary”) as a Foreign Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

COACH, INC.

By:
Name:
Title:

2

EXHIBIT G

[Intentionally Omitted]

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coach, Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-2

[FORM oF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coach, Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coach, Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coach, Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT I

[FORM OF]

SOLVENCY CERTIFICATE

Reference is hereby made to the Credit Agreement dated as of May 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coach, Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

The undersigned hereby certifies as follows:

1.             I am the chief financial officer of the Company.

2.              I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

3.             Based upon my review and examination described in paragraph 2 above, I certify on behalf of the Company and its Subsidiaries, on a consolidated basis, that, as of the date hereof and after giving effect to the Transactions and the other transactions contemplated by the Credit Agreement:

(i)          The sum of the “fair value” of the assets of the Company and its Subsidiaries, taken as a whole, exceeds the sum of all debts of the Company and its Subsidiaries, taken as a whole, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

(ii)          The “present fair saleable value” of the assets of the Company and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liability on debts of the Company and its Subsidiaries, taken as a whole, as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

(iii)          The capital of the Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business in which they are or are about to become engaged.

(iv)          The Company and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts beyond their ability to pay as they mature.

(v)          The Company and its Subsidiaries, taken as a whole, are presently able to pay their debts as such debts mature.

For purposes of clauses (i) through (v) above, (a) (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (b) the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5).

The foregoing certifications are made and delivered as of [•], 2017.

This certificate is being signed by the undersigned in [his/her] capacity as chief financial officer of the Borrower and not in [his/her] individual capacity.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

COACH, INC.

By:
Name: [•]
Title: [Chief Financial Officer]

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